EXHIBIT 99.1

ORBCOMM COMPLETES ACQUISITION OF STARTRAK SYSTEMS, LLC
Names David Gsell General Manager
Fort Lee, NJ, May 17, 2011 — ORBCOMM Inc. (Nasdaq: ORBC), a global satellite data communications company focusing on two-way Machine-to-Machine (M2M) communications, today announced the completion of the acquisition of substantially all of the assets of StarTrak Systems, LLC from Alanco Technologies, Inc.
Based in Morris Plains, NJ, StarTrak is an innovator and leading provider of tracking, monitoring and control services for the refrigerated transport market. Under its ReeferTrak® and GenTrakTM brands, the company provides customers with the ability to proactively monitor, manage and remotely control their refrigerated transport assets. Their information services also help industry leaders realize better fleet efficiency and utilization while reducing risk by adding safety monitoring of perishable cargo. In addition to relationships with leading refrigerated unit manufacturers such as Carrier and Thermo King, StarTrak’s customers include well-known brands such as Tropicana, Maersk Line, Prime Inc, CR England, FFE Transport, Inc. and Exel Transportation.
“The StarTrak acquisition is an important milestone in the continued evolution of ORBCOMM as an innovative, satellite-based M2M communications services company,” said ORBCOMM’s CEO, Marc Eisenberg. “We are excited about the opportunity to grow the StarTrak business and to introduce their market-leading technology to our global distribution channels. We look forward to bringing our hardware and communications expertise to the company and to building next-generation services for our complementary vertical markets.”
David A. Gsell is taking on the role of General Manager of the StarTrak business. With over 20 years of experience in transportation technology and communications services, Mr. Gsell joined ORBCOMM in 2009 and has served as Vice President of Business Development. From 2002 until 2009, he served as Product Sales Leader at Trailer Fleet Services, a unit of GE Capital, providing satellite-based asset tracking solutions to the transportation industry. Mr. Gsell is a GE Certified Six Sigma Quality Master Black Belt.
“In addition to welcoming the StarTrak employees to our team, I look forward to the integration of StarTrak into ORBCOMM’s core business and building on the proven success that StarTrak has already established in their primary markets,” said Mr. Gsell. “With ORBCOMM’s assistance, we look forward to improving and growing service quality and extending the value StarTrak brings to customers’ business operations worldwide.”
About ORBCOMM Inc.
ORBCOMM is a leading global satellite data communications company, focused on Machine-to-Machine (M2M) communications. Its customers include Caterpillar Inc., Doosan Infracore America, Hitachi Construction Machinery, Hyundai Heavy Industries, Asset Intelligence a division of I.D. Systems, Inc., Komatsu Ltd., Manitowoc Crane Companies, Inc., and Volvo Construction Equipment among other industry leaders. By means of a global network of low-earth orbit (LEO) satellites and accompanying ground infrastructure, ORBCOMM’s low-cost and reliable two-way data communication services track, monitor and control mobile and fixed assets in four core markets: commercial transportation; heavy equipment; industrial fixed assets; and marine/homeland security. ORBCOMM based products are installed on trucks, containers, marine vessels, locomotives, backhoes, pipelines, oil wells, utility meters, storage tanks and other assets.

ORBCOMM is headquartered in Fort Lee, New Jersey and has its network control center in Dulles, Virginia. For more information, visit www.orbcomm.com.
Forward-Looking Statements
Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of global recession and continued worldwide credit and capital constraints; substantial losses we have incurred and expect to continue to incur; demand for and market acceptance of our products and services and the applications developed by our resellers; loss or decline or slowdown in the growth in business from Asset Intelligence, a subsidiary of I.D. Systems, Inc. (“AI”) (formerly a division of General Electric Company (“GE” or “General Electric”)), other value-added resellers or VARs and international value-added resellers or IVARs; loss or decline or slowdown in growth in business of any of the specific industry sectors the Company serves, such as transportation, heavy equipment, fixed assets and maritime; our proposed acquisition of the StarTrak Systems, LLC (“StarTrak”) business may expose us to additional risks; litigation proceedings; technological changes, pricing pressures and other competitive factors; the inability of our international resellers to develop markets outside the United States; market acceptance and success of our Automatic Identification System (“AIS”) business; the ability to restore commercial-level AIS service in the near term; satellite launch and construction delays and cost overruns of our next-generation satellites; in-orbit satellite failures or reduced performance of our existing satellites; the failure of our system or reductions in levels of service due to technological malfunctions or deficiencies or other events; our inability to renew or expand our satellite constellation; political, legal regulatory, government administrative and economic conditions and developments in the United States and other countries and territories in which we operate; and changes in our business strategy; and the other risks described in our filings with the Securities and Exchange Commission. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more detail on these and other risks, please see our “Risk Factors” section in our annual report on Form 10-K for the year ended December 31, 2010.

Contacts
Investor Inquiries:	Media Inquiries:
Lucas Binder	Jennifer Lattif
VP, Business Development and Investor Relations	Senior Account Executive
ORBCOMM Inc.	The Abernathy MacGregor Group
703-433-6505	212-371-5999
binder.lucas@orbcomm.com	jcl@abmac.com

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